Exhibit 4.1.3

                            Adoption Agreement to the
                            Microchip Technology Inc.
                          Supplemental Retirement Plan



                                   CPR SELECT

                        THE CORPORATEplan FOR RETIREMENT
                                   SELECT PLAN



                               Adoption Agreement



                                 IMPORTANT NOTE

This document is not an IRS approved Prototype Plan. An Adopting Employer may not rely solely on this Plan to ensure that the Plan is "unfunded and maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees" and exempt from Parts 2 through 4 of Title I of the Employee Retirement Income Security Act of 1974 with respect to the Employer's particular situation. Fidelity Management Trust Company, its affiliates and employees may not provide you with legal advice in connection with the execution of this document. This document should be reviewed by your attorney and/or accountant prior to execution.

                               ADOPTION AGREEMENT
                                    ARTICLE 1

1.01 PLAN INFORMATION

     (a)  NAME OF PLAN:

          This is the Microchip Technology Incorporated Supplemental Retirement Plan (the "Plan").

     (b)  NAME OF PLAN ADMININISTRATOR, IF NOT THE EMPLOYER:

          ______________________________________________________________________

          Address:       _______________________________________________________

          Phone Number:  _______________________________________________________

          The Plan Administrator is the agent for service of legal process for the Plan.

     (c)  THREE DIGIT PLAN NUMBER: 002

     (d)  PLAN YEAR END (month/day): 12-31

     (e)  PLAN STATUS (check one):

          (1) [X] Effective Date of new Plan: 1-1-97

          (2) [ ] Amendment Effective Date: ____________________________________

                  The original effective date of the Plan: _____________________
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1.02 EMPLOYER

     (a)  The Employer is:  Microchip Technology Incorporated

          Address:          2355 W. Chandler Blvd.
                            Chandler, AZ 85224

          Contact's Name:   Sue Flores

          Telephone Number: 602-786-7768

          (1)  Employer's Tax Identification Number: 86-0629024

          (2)  Business forth of Employer (check one):

               (A)  [X] Corporation

               (B)  [ ] Sole proprietor or partnership

               (C)  [ ] Subchapter S Corporation

          (3)  Employer's fiscal year end: March 31

     (b) The term "Employer" includes the following Related Employer(s) (as defined in Section 2.01(a)(21)):

               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

               _________________________________________________________________

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1.03 COVERAGE

     (a) ONLY THOSE EMPLOYEES LISTED IN ATTACHMENT A WILL BE ELIGIBLE TO PARTICIPATE IN THE PLAN.

     (b)  THE ENTRY DATE(S) SHALL BE (check one):

          (1) [ ] the first day of each Plan Year.

          (2) [ ] the first day of each Plan Year and the date six months later.

          (3) [ ] the first day of each Plan Year and the first day of the fourth, seventh, and tenth months.

          (4) [X] the first day of each month.

1.04 COMPENSATION

     FOR PURPOSES OF DETERMINING CONTRIBUTIONS UNDER THE PLAN, COMPENSATION SHALL BE AS DEFINED IN SECTION 2.01(a)(6), BUT EXCLUDING (CHECK THE APPROPRIATE BOX(ES)):

     (a) [X] Overtime Pay.

     (b) [X] Bonuses.

     (c) [X] Commissions.

     (d) [X] the value of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income.

     (e) [ ] No exclusions.

1.05 CONTRIBUTIONS

     (a) DEFERRAL CONTRIBUTIONS THE EMPLOYER SHALL MAKE A DEFERRAL CONTRIBUTION IN ACCORDANCE WITH SECTION 4.01 ON BEHALF of EACH PARTICIPANT WHO HAS AN EXECUTED SALARY REDUCTION AGREEMENT IN EFFECT WITH THE EMPLOYER FOR THE PLAN YEAR (OR PORTION of THE PLAN YEAR) IN QUESTION, NOT TO EXCEED 15% OF COMPENSATION FOR THAT PLAN YEAR.

     (b)  [ ]  MATCHING CONTRIBUTIONS

          (1) THE EMPLOYER SHALL MAKE A MATCHING CONTRIBUTION ON BEHALF OF EACH PARTICIPANT IN AN AMOUNT EQUAL TO THE FOLLOWING PERCENTAGE OF A PARTICIPANT'S DEFERRAL CONTRIBUTIONS DURING THE PLAN YEAR (CHECK
               ONE):

               (A) [ ] 50%

               (B) [ ] 100%

               (C) [ ] ___%

               (D) [ ] a (Tiered Match) ___% of the first ___% of the
                       Participant's Compensation contributed to the Plan,

                       ___% of the next ___% of the Participant's Compensation contributed to the Plan,

                       ___% of the next ___% of the Participant's Compensation contributed to the Plan.

               (E) [ ] The percentage declared for the year, if any, by a Board of Directors' resolution.

               (F) [X] Other: NONE
                              __________________________________________________

                              __________________________________________________

                              __________________________________________________

          (2)  [ ] MATCHING CONTRIBUTION LIMITS (check the appropriate box(es)):

               (A) [ ] Deferral Contributions in excess of ___% of the
                       Participant's Compensation for the period in question shall not be considered for Matching Contributions.

                 Note: If the Employer elects a percentage limit in (A)
                       above and requests the Trustee to account separately for matched and unmatched Deferral Contributions, the Matching Contributions allocated to each Participant must be computed, and the percentage limit applied, based upon each period.

               (B) [ ] Matching Contributions for each Participant for each
                       Plan Year shall be limited to $ ________.

          (3)  ELIGIBILITY REQUIREMENT(S) FOR MATCHING CONTRIBUTIONS

               A Participant who makes Deferral Contributions during the Plan Year under Section 1.05(a) shall be entitled to Matching Contributions for that Plan Year if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options
               (B) and (C) may not be elected together):

               (A) [ ] Is employed by the Employer on the last day of the Plan
                       Year.

               (B) [ ] Earns at least 500 Hours of Service during the Plan Year.

               (C) [ ] Earns at least 1,000 Hours of Service during the Plan
                       Year.

               (D) [ ] No requirements.

               Note: If option (A), (B) or (C) above is selected then Matching Contributions can only be made by the Employer after the Plan Year ends. Any Matching Contribution made before Plan Year end shall not be subject to the eligibility requirements of this Section 1.05(b)(3)).

1.06 DISTRIBUTION DATES

          A Participant may elect to receive a distribution or commence distributions from his Account pursuant to Section 8.02 upon the following date(s) (check the appropriate box(es). If Option (c) is elected, then options (a) and (b) may not be elected):

          (a) [ ] ATTAINMENT OF NORMAL RETIREMENT AGE. NORMAL RETIREMENT AGE UNDER THE PLAN IS (CHECK ONE):

                  (1) [ ] a age 65.

                  (2) [ ] age ___ (specify from 55 through 64).

                  (3) [ ] later of the age ___ (can not exceed 65) or the
                          fifth anniversary of the Participant's Commencement Date.

          (b) [ ] ATTAINMENT OF EARLY RETIREMENT AGE EARLY RETIREMENT AGE IS THE FIRST DAY OF THE MONTH AFTER THE PARTICIPANT ATTAINS AGE ___ (SPECIFY 55 OR GREATER) AND COMPLETES _____ YEARS OF SERVICE FOR VESTING.

          (c) [X] TERMINATION OF EMPLOYMENT WITH THE EMPLOYER.

1.07 VESTING SCHEDULE

          (a) THE PARTICIPANT'S VESTED PERCENTAGE in MATCHING CONTRIBUTIONS ELECTED IN SECTION 1.05(b) SHALL BE BASED upon THE SCHEDULE(S) SELECTED BELOW.

               (1) [X] N/A - No Matching Contributions
               (2) [ ] 100% Vesting immediately
               (3) [ ] 3 year cliff (see C below)
               (4) [ ] 5 year cliff (see D below)
               (5) [ ] 6 year graduated (see E below)
               (6) [ ] 7 year graduated (see F below)
               (7) [ ] G below
               (8) [ ] Other (Attachment "B")

                 YEARS OF            VESTING SCHEDULE
               SERVICE FOR  -------------------------------
                 VESTING      C     D      E      F      G
                 -------    ----  ----   ----   ----   ----
                    0         0%    0%     0%     0%   ___%
                    1         0%    0%     0%     0%   ___%
                    2         0%    0%    20%     0%   ___%
                    3       100%    0%    40%    20%   ___%
                    4       100%    O%    60%    40%   ___%
                    5       100%  100%    80%    60%   ___%
                    6       100%  100%   100%    80%   ___%
                    7       100%  100%   100%   100%   100%

          (b)  [ ] YEARS OF SERVICE FOR VESTING SHALL EXCLUDE (CHECK ONE):

               (1) [ ] for new plans, service prior to the Effective Date as defined in section 1.01(e)(1).

               (2) [ ] for existing plans converting from another plan document, service prior to the original Effective Date as defined in section 1.01(e)(2).

          (c) [ ] A PARTICIPANT WILL FORFEIT HIS MATCHING CONTRIBUTIONS UPON THE OCCURRENCE OF THE FOLLOWING EVENT(S):

                            ____________________________________________________

                            ____________________________________________________

                            ____________________________________________________

          (d) A PARTICIPANT WILL BE 100% VESTED IN HIS MATCHING CONTRIBUTIONS UPON (CHECK THE APPROPRIATE BOX(ES), IF ANY):

               (1)  [ ] Normal Retirement Age (as defined in Section 1.06(a)).

               (2)  [ ] Early Retirement Age (as defined in Section 1.06(b)).

               (3)  [ ] Death

1.08 PREDECESSOR EMPLOYER SERVICE

     [ ] SERVICE FOR PURPOSES OF VESTING IN SECTION 1.07(a) SHALL INCLUDE SERVICE WITH THE FOLLOWING EMPLOYER(S):

          (a) __________________________________________________________________

          (b) __________________________________________________________________

          (c) __________________________________________________________________

          (d) __________________________________________________________________

1.09 HARDSHIP WITHDRAWALS

     PARTICIPANT WITHDRAWALS FOR HARDSHIP PRIOR TO TERMINATION OF EMPLOYMENT (CHECK ONE):

     (a) [X] WILL BE ALLOWED IN ACCORDANCE WITH SECTION 7.07, SUBJECT TO A $1,000 MINIMUM AMOUNT (MUST BE AT LEAST $1,000)

     (b) [ ] WILL NOT BE ALLOWED.

1.10 DISTRIBUTIONS

     SUBJECT TO ARTICLES 7 AND 8, DISTRIBUTIONS UNDER THE PLAN WILL BE PAID (CHECK THE APPROPRIATE BOX(ES)):

     (a) [X] AS A LUMP SUM.

     (b) [ ] UNDER A SYSTEMATIC WITHDRAWAL PLAN (INSTALLMENTS) NOT TO EXCEED 10 YEARS

1.11 INVESTMENT DECISIONS

     (a)  INVESTMENT DIRECTIONS

          Investments in which the Accounts of Participants shall be treated as invested and reinvested shall be directed (check one):

          (1) [ ] by the EMPLOYER among the options listed in (b) below.

          (2) [X] by each PARTICIPANT among the options listed in (b) below.

          (3) [ ] by each Participant with respect to Deferral Contributions and by the Employer with respect to Employer Matching Contributions. The Employer must direct the Employer Matching Contributions among the same investment options made available for Participant directed sources listed in
                  (b) below.

     (b)  PLAN INVESTMENT OPTIONS

          Participant Accounts will be treated as invested among the Fidelity Funds listed below pursuant to Participant and/or Employer directions.

                        FUND NAME                                    FUND NUMBER
                        ---------                                    -----------
          (1)  FMMT Retirement Government                                0631
          (2)  Government Securities                                     0054
          (3)  Asset Manager Portfolio                                   0314
          (4)  Equity Income Fund                                        0023
          (5)  Magellan Fund                                             0021
          (6)  Contra Fund                                               0022
          (7)  International Growth & Income                             0305
          (8)
          (9)
          (10)

          Note: An additional annual recordkeeping fee will be charged for each fund in excess of five funds.

          Note: The method and frequency for change of investments will be determined under the rules applicable to the selected funds. Information will be provided regarding expenses, if any, for changes in investment options.

1.12 RELIANCE ON PLAN

     An adopting Employer may not rely solely on this Plan to ensure that the Plan is "unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" and exempt from Parts 2 through 4 of Title I of the Employee Retirement Income Security Act of 1974 with respect to the Employer's particular situation. This Agreement must be reviewed by your attorney and/or accountant before it is executed.

     This Adoption Agreement may be used only in conjunction with the CORPORATEplan for Retirement Select Basic Plan Document.

                                 EXECUTION PAGE
                                (Fidelity's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 15 day of November, 1996.

                                     Employer  Microchip Technology Incorporated
                                               ---------------------------------
                                     By        /s/ Illegible
                                               ---------------------------------
                                     Title     V.P. Controller Treasurer
                                               ---------------------------------

                                     Employer
                                               ---------------------------------
                                     By
                                               ---------------------------------
                                     Title
                                               ---------------------------------

                                 EXECUTION PAGE
                                (Employer's Copy)

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 15 day of November, 1996.

                                     Employer  Microchip Technology Incorporated
                                               ---------------------------------
                                     By        /s/ Illegible
                                               ---------------------------------
                                     Title     V.P. Controller Treasurer
                                               ---------------------------------

                                     Employer
                                               ---------------------------------
                                     By
                                               ---------------------------------
                                     Title
                                               ---------------------------------

                                  ATTACHMENT A

PURSUANT TO SECTION 1.03(a), THE FOLLOWING ARE THE EMPLOYEES WHO ARE ELIGIBLE TO PARTICIPATE IN THE PLAN:


                                     Employer  Microchip Technology Incorporated
                                               ---------------------------------
                                     By        /s/ Illegible
                                               ---------------------------------
                                     Title     V.P. Controller Treasurer
                                               ---------------------------------
                                     Date      November 15, 1996
                                               ---------------------------------

Note: The Employer must revise Attachment A to add employees as they become eligible or delete employees who are no longer eligible.

                            Microchip Technology Inc.
                        Deferred Compensation Arrangement

                                                                       ANNUAL
BADGE NO.  EMPLOYEE NAME       GRADE    TITLE                        BASE SALARY
---------  -------------       -----    -----                        -----------

 7818      ROSS, LARRY           66     DIR. PACIFIC RIM SALES         76,590.02
 7141      CLEVENGER, KATHY      65     DIR. MANUFACTURING             83,139.00
 5700      JANOWSKI, JUDITH      63     DIRECTOR, MATERIALS            86,390.46
 6665      ANDERSON, GERRY       63     DIRECTOR, FINANCE              87,383.00
 6666      MEDIGOVICH, JOANNE    63     DIR CUSTOMER SERVICE           88,677.00
 6459      KERICK, BILL          63     DIRECTOR PLANNING              93,072.00
 7509      YESKEY, DAVID         65     DIR SMAD MARKETING             93,430.00
 7603      STEWART, III, NEIL    65     DIR. INFORMATION SYS           95,717.96
 7390      FISHER, RICHARD       65     DIR SMAD APPLICATIONS          97,870.00
 7651      MOTHERSHED, MARY      64     DIR. IN-HOUSE COUNSEL          98,500.22
 6709      PYE, KENNETH          64     DIR. AM FLD APPS. ENG          99,017.10
 7254      FINLEY, MICHAEL       65     DIR. MANUFACTURING             99,550.88
 7279      REBELLO, ROD          65     DIRECTOR OF CAD               101,143.00
 6718      MITRA, SUMIT          65     V.P. SYSTEMS APPS             101,670.92
 7051      FLESSAS, LANNY        65     DIR. SALES OPERATIONS         102,340.16
 6683      TEETER, HOWARD        65     V.P. NORTH AM SALES           105,076.92
 6694      FISCHER, HAROLD       65     V.P. FAR EAST SALES           106,644.64
 6511      LLOYD, ROBERT         65     V.P. SITE SERVICES            108,444.96
 7190      DREHOBL, STEVE        65     DIR. PRODUCT LINE             108,535.18
 8461      JOHAL, KASHMIRA       65     DIR. ASIC PRODUCTS            110,000.02
 7392      TYSON, THOMAS         65     DIR. MKTG & APPL              111,793.50
 8372      SMIT, WILLEM          65     DIRECTOR - DESIGN             112,000.20
 6652      SIMONCIC, RICHARD     65     V.P. MEMORY & SPEC            112,284.12
 6765      VILLICANA, ERNEST     65     V.P. LOGIC MKTG               112,648.90
 7650      OATLEY, JOHN          65     V.P. PACIFIC RIM MFG          114,776.74
 7226      JONES, MICHAEL        65     V.P. HUMAN RESOURCES          114,995.14
 8369      BRUWER, FREDERICK     66     VICE PRESIDENT                117,500.24
 7240      SPADINI, GIANPAOLO    65     DIR. PROCESS DEV              117,653.64
 7377      MCALISTER, DOYLE      65     DIR. LOGIC DESIGN             122,708.30
 7625      KUZDAS, ADRIAN        65     V.P. PRODUCT LINE             123,832.00
 8412      OWEN, ROBERT          65     DIR. INFO SYS                 124,999.94
 7057      LAMBERT, DAVID        66     V.P. MANUFACTURING            137,800.00
 6650      PARNELL, GORDON       66     V.P. CONTROLLER               143,100.10
 7227      LITTLE, MITCH         67     V.P. MEMORY MKTG              157,500.20
 7420      CHAPMAN, PHILIP       67     CFO                           158,895.10
 7173      BILLINGTON, TIM       69     V.P. MFG OPERATIONS           174,300.10
 7171      RIGG, GEORGE          69     V.P. LOGIC PRODUCTS           175,350.24
 7352      LANFORD, ROBERT       69     V.P. WORLDWIDE SALES          179,760.10
 7251      SANGHI, STEVE         70     PRESIDENT & C.E.O.            350,000.04